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                                                                    EXHIBIT 21.1

                                  POPULAR, INC.

                             AS OF DECEMBER 31, 2003

SUBSIDIARIES OF THE REGISTRANT

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                                                                          JURISDICTION OF
                                 NAME                                      INCORPORATION
                                 ----                                     ---------------
Banco Popular de Puerto Rico                                              Puerto Rico
    Popular Auto, Inc.                                                    Puerto Rico
    Popular Finance, Inc                                                  Puerto Rico
    Popular Mortgage, Inc.                                                Puerto Rico
Popular International Bank, Inc.                                          Puerto Rico
    ATH Costa Rica, S.A.                                                  Costa Rica
    CREST, S.A.                                                           Costa Rica
    Popular Insurance V.I., Inc.                                          U.S. Virgin Islands
    Popular North America, Inc.                                           Delaware
             Equity One, Inc.                                             Delaware
                      Equity One ABS, Inc.                                Delaware
                      Equity One Consumer Loan Company                    New Jersey
                      Equity One Mortgage Servicing, Inc.                 New Jersey
                      Equity One, Inc.                                    New Jersey
                      Equity One, Incorporated                            Pennsylvania
                              Equity One Holding Company                  Delaware
                                       Equity One Funding Company         Delaware
                              Equity One of West Virginia                 West Virginia
                      National Mortgage Warehouse                         New Jersey
                      Popular Financial Services, LLC                     Delaware
             Banco Popular North America                                  New York
                      Popular FS, LLC                                     Delaware
                      Popular Leasing, U.S.A.                             Delaware
                      BPNA Real Estate Holdings, Inc.                     New Jersey
                              BPNA Real Estate, Inc.                      New York
                      Popular Insurance Agency USA, Inc.                  Delaware
             BanPonce Trust I                                             Delaware
             Popular Cash Express, Inc.                                   Delaware
                      Popular Cash Express-California, Inc.               California
             Banco Popular, National Association                          Florida
                      Popular Insurance, Inc.                             Puerto Rico
Popular Securities, Inc.                                                  Puerto Rico
Metropolitana de Prestamos, Inc. (Inactive)                               Puerto Rico
Popular Assets Management, Inc.                                           Puerto Rico
Puerto Rico Parking Corporation  (Inactive)                               Puerto Rico
GM Group, Inc.                                                            Puerto Rico
    Grupo Gen-Mult de la Republica Dominicana, S.A.                       Dominican Republic
    Grupo GMS de Venezuela, C.A.                                          Venezuela
Levitt Mortgage Corporation                                               Puerto Rico
Popular Capital Trust I                                                   Delaware
Popular RE, Inc.                                                          Puerto Rico
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